As filed with the Securities and Exchange Commission on July 20, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Calyxt, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-1967997 (I.R.S. Employer Identification No.)

600 County Road D West, Suite 8, New Brighton, MN 55112 (651) 683-2807 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Calyxt, Inc. 2017 Omnibus Incentive Plan

Calyxt, Inc. Equity Incentive Plan

(Full Title of the Plans)

Joseph B. Saluri

General Counsel

600 County Road D West, Suite 8

New Brighton, MN 55112

(Name and Address of Agent for Service)

(651) 683-2807
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Kyoko Takahashi Lin

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(5)
Common Stock, par value $0.0001, to be issued under the Calyxt, Inc. 2017 Omnibus Incentive Plan (the “Omnibus Plan”)	1,327,968	$8.00(2)	$10,623,744.00	$1,231.29
Common Stock, par value $0.0001, to be issued under the Omnibus Plan	2,119,699	$13.29 (3)	$28,170,799.71	$3,265.00
Common Stock, par value $0.0001, to be issued under the Omnibus Plan	1,452,333	$13.29 (4)	$19,301,505.57	$2,237.04

Common Stock, par value $0.0001, to be issued under the Calyxt, Inc. Equity Incentive Plan (the “Existing Plan”)	127,400	$8.00(2)	$1,019,200.00	$118.13
Common Stock, par value $0.0001, to be issued under the Existing Plan	1,678,250	$3.59(3)	$6,024,917.50	$698.29
Common Stock, par value $0.0001, to be issued under the Existing Plan	113,925	$21.83(3)	$2,486,982.75	$288.24
Common Stock, par value $0.0001, to be issued under the Existing Plan	230,300	$3.71(3)	$854,413.00	$99.03

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Common Stock, par value $0.001 per share (“Common Stock”) of Calyxt, Inc. (the “Company” or the “Registrant”) (i) issuable pursuant to the Omnibus Plan and Existing Plan (together, the “Plans”), and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the price per share of the Registrant’s proposed initial public offering.

(3)	Based on the exercise price on the date of grant of Company stock options.

(4)	Based on the value of Common Stock on the date of grant of Company restricted share units.

(5)	Rounded up to the nearest penny.

PART 1

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The document containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed are incorporated herein by reference:

(a)        The Company’s Registration Statement on Form S-1 (File No. 333-218924), as originally filed on June 23, 2017, including any amendments or supplements thereto; and

(b)        The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form 8-A, dated July 20, 2017 (Commission File No. 001-38161), including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) grants each Delaware corporation the power to indemnify any person who is or was a director, officer, employee or agent of a corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of serving or having served in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may similarly indemnify any such person in actions by or in the right of the corporation if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite adjudication of liability, but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the Delaware Court of Chancery or other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation, or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability with respect to unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The Registrant’s Certificate of Incorporation and By-laws indemnify the Company’s directors and officers to the full extent permitted by the DGCL and the Company’s Certificate of Incorporation also allows the Company’s Board of Directors to indemnify other employees. This indemnification extends to the payment of judgments in actions against officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. This indemnification also extends to the payment of attorneys’ fees and expenses of officers and directors in suits against them where the officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. This right of indemnification is not exclusive of any right to which the officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

The Registrant maintains a directors’ and officers’ insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Company for those losses for which the Registrant has lawfully indemnified the directors and officers. The policy contains various exclusions that are normal and customary for policies of this type.

The Registrant has entered into indemnification agreements with the Company’s directors providing for certain advancement and indemnification rights. In each indemnification agreement, the Registrant agreed, subject to certain exceptions, to indemnify and hold harmless the director or officer to the maximum extent then authorized or permitted by the DGCL or by any amendment(s) thereto.

The Registrant believes that the limitation of liability and indemnification provisions in the Company’s Certificate of Incorporation, By-laws, indemnification agreements and insurance policies are necessary to attract and retain qualified directors and officers. However, these provisions may discourage derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers as required or allowed by these limitation of liability and indemnification provisions.

At present, there is no pending litigation or proceeding involving any of the Registrant’s directors, officers, employees or agents as to which indemnification is sought from the Company, nor is the Registrant aware of any threatened litigation or proceeding that may result in an indemnification claim.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits.

Exhibit Number

4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on June 23, 2017 (File No. 333-218924))

4.2	Bylaws, currently in effect (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on June 23, 2017 (File No. 333-218924))

5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24	Power of Attorney (included in the signature pages hereof)

99.1	Calyxt, Inc. 2017 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1 filed on July 3, 2017 (File No. 333-218924))

99.2	Calyxt, Inc. Equity Incentive Plan (incorporated herein by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed on June 23, 2017 (File No. 333-218924))

Item 9. Undertakings.

(a)       The Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and ,

where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brighton, State of Minnesota, on July 20, 2017.

Calyxt, Inc.

By:	/s/ Federico A. Tripodi
Name: Federico A. Tripodi
Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Calyxt, Inc. hereby appoint each of Bryan W.J. Corkal and Joseph B. Saluri as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on July 20, 2017.

Signature	Title	Date

/s/ Federico A. Tripodi	Chief Executive Officer (Principal Executive Officer)	July 20, 2017
Federico A. Tripodi

/s/ Bryan W. J. Corkal	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 20, 2017
Bryan W. J. Corkal

/s/ André Choulika	Chairman and Director	July 20, 2017
André Choulika

/s/ Philippe Dumont	Director	July 20, 2017
Philippe Dumont

/s/ Alain Godard	Director	July 20, 2017
Alain Godard

/s/ Anna Ewa Kozicz-Stankiewicz	Director	July 20, 2017
Anna Ewa Kozicz-Stankiewicz

/s/ Laurent Arthaud	Director	July 20, 2017
Laurent Arthaud

*By:	/s/ Joseph B. Saluri
Joseph B. Saluri, as Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number

4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on June 23, 2017 (File No. 333-218924))

4.2	Bylaws, currently in effect (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on June 23, 2017 (File No. 333-218924))

5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24	Power of Attorney (included in the signature pages hereof)

99.1	Calyxt, Inc. 2017 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1 filed on July 3, 2017 (File No. 333-218924))

99.2	Calyxt, Inc. Equity Incentive Plan (incorporated herein by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed on June 23, 2017 (File No. 333-218924))